AMENDED AND RESTATED BYLAWS

OF

HOLLYWOOD MEDIA CORP.

(A FLORIDA CORPORATION)

(Effective as of January 19, 2018)

TABLE OF CONTENTS

Page

ARTICLE ONE	OFFICES	1
Section 1.	Registered Office	1
Section 2.	Other Offices	1
ARTICLE TWO	MEETINGS OF SHAREHOLDERS	1
Section 1.	Place	1
Section 2.	Time of Annual Meeting	1
Section 3.	Call of Special Meetings	1
Section 4.	Conduct of Meetings	1
Section 5.	Notice and Waiver of Notice	2
Section 6.	Business of Special Meeting	2
Section 7.	Quorum	2
Section 8.	Voting Per Share	3
Section 9.	Voting of Shares	3
Section 10.	Proxies	3
Section 11.	Shareholder List	4
Section 12.	Action Without Meeting	4
Section 13.	Fixing, Record Date	4
Section 14.	Inspectors and Judges	5
Section 15.	Voting for Directors	5
Section 16.	Notice of Shareholder Business.	5
Section 17.	Nomination of Directors	6
ARTICLE THREE	DIRECTORS	8
Section 1.	Number, Election and Term	8
Section 2.	Vacancies	8
Section 3.	Powers	9
Section 4.	Place of Meetings	9
Section 5.	Annual Meeting	9
Section 6.	Regular Meetings	9
Section 7.	Special Meetings and Notice	9
Section 8.	Quorum; Required Vote; Presumption of Assent	9

TABLE OF CONTENTS
(continued)

Page

Section 9.	Action Without Meeting	10
Section 10.	Conference Telephone or Similar Communications Equipment Meetings	10
Section 11.	Committees	10
Section 12.	Compensation of Directors	10
Section 13.	Chairman of the Board	11
ARTICLE FOUR	OFFICERS	11
Section 1.	Positions	11
Section 2.	Election of Specified Officers by Board	11
Section 3.	Election or Appointment of Other Officers	11
Section 4.	Salaries	11
Section 5.	Term; Resignation	11
Section 6.	President	12
Section 7.	Vice Presidents	12
Section 8.	Secretary	12
Section 9.	Chief Financial Officer	12
Section 10.	Other Officers, Employees and Agents	12
ARTICLE FIVE	CERTIFICATES FOR SHARES	13
Section 1.	Issue of Certificates	13
Section 2.	Legends for Preferences and Restrictions on Transfer	13
Section 3.	Facsimile Signatures	13
Section 4.	Lost Certificates	14
Section 5.	Transfer of Shares	14
Section 6.	Registered Shareholders	14
Section 7.	Redemption of Control Shares	14
ARTICLE SIX	INDEMNIFICATION AND ADVANCEMENT OF EXPENSES	14
Section 1.	Right to Indemnification and Advancement of Expenses	14
Section 2.	Prepayment of Expenses	15
Section 3.	Claims	15
Section 4.	Nonexclusivity of Rights	15
Section 5.	Other Sources	15

TABLE OF CONTENTS
(continued)

		Page
Section 6.	Amendment or Repeal	15
Section 7.	Other Indemnification and Advancement of Expenses	16
ARTICLE SEVEN	GENERAL PROVISIONS	16
Section 1.	Dividends	16
Section 2.	Reserves	16
Section 3.	Checks	16
Section 4.	Fiscal Year	16
Section 5.	Seal	16
Section 6.	Gender	16
ARTICLE SEVEN	AMENDMENTS OF BYLAWS	16

HOLLYWOOD MEDIA CORP.

AMENDED AND RESTATED BYLAWS

(as of January __, 2018)

ARTICLE ONE

OFFICES

Section 1. Registered Office. The registered office of HOLLYWOOD MEDIA CORP., a Florida corporation (the "Corporation"), shall be located in Palm Beach County, Florida, unless otherwise designated by the Board of Directors.

Section 2. Other Offices. The Corporation may also have offices at such other places, either within or without the State of Florida, as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine or as the business of the Corporation may require.

ARTICLE TWO

MEETINGS OF SHAREHOLDERS

Section 1. Place. All annual meetings of shareholders shall be held at such place, within or without the State of Florida, as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of shareholders may be held at such place, within or without the State of Florida, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Time of Annual Meeting. Annual meetings of shareholders shall be held on such date and at such time fixed, from time to time, by the Board of Directors, provided that there shall be an annual meeting held every year at which the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3. Call of Special Meetings. Special meetings of the shareholders shall be held if called by the Board of Directors, the Chairman, the President, or if the holders of not less than fifty (50%) percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held.

Section 4. Conduct of Meetings. The Chairman of the Board (or in his absence, the President or such other designee of the Chairman of the Board) shall preside

at the annual and special meetings of shareholders and shall be given full discretion in establishing the rules and procedures to be followed in conducting the meetings, except as otherwise provided by law or in these Bylaws.

Section 5. Notice and Waiver of Notice. Except as otherwise provided by law, written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the day of the meeting, either personally or by first-class mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If the notice is mailed at least thirty (30) days before the date of the meeting, it may be done by a class of United States mail other than first-class. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If a meeting is adjourned to another time and/or place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by the person or persons entitled to such notice, whether signed before, during or after the time of the meeting stated therein, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records, shall be equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice. Attendance of a person at a meeting shall constitute a waiver of (a) lack of or defective notice of such meeting, unless the person objects at the beginning to the holding of the meeting or the transacting, of any business at the meeting, or (b) lack of defective notice of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the person objects to considering such matter when it is presented.

Section 6. Business of Special Meeting. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

Section 7. Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of these shares exists with respect to that matter. Except as otherwise provided in the Articles of Incorporation or by law, a majority of the shares entitled to vote on the matter by each voting group, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, but in no event shall a quorum consist of less than one-third (1/3) of the shares of each voting group entitled to vote. If less than a majority of outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. After a quorum has been established at any shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

Section 8. Voting Per Share. Except as otherwise provided in the Articles of Incorporation or by law, each shareholder is entitled to one (1) vote for each outstanding share held by him on each matter voted at a shareholders' meeting.

Section 9. Voting of Shares. A shareholder may vote at any meeting of shareholders of the Corporation, either in person or by proxy. Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the bylaws of such corporate shareholder or, in the absence of any applicable bylaw, by such person or persons as the Board of Directors of the corporate shareholder may designate. In the absence of any such designation, or, in case of conflicting designation by the corporate shareholder, the chairman of the board, the president, any vice president, the secretary and the treasurer of the corporate shareholder, in that order, shall be presumed to be fully authorized to vote such shares. Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name or the name of his nominee. Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by such person without the transfer thereof into his name. If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary of the Corporation is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect: (a) if only one votes, in person or by proxy, his act binds all; (b) if more than one vote, in person or by proxy, the act of the majority so voting binds all; (c) if more than one vote, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally; or (d) if the instrument or order so filed shows that any such tenancy is held in unequal interest, a majority or a vote evenly split for purposes hereof shall be a majority or a vote evenly split in interest. The principles of this paragraph shall apply, insofar as possible, to execution of proxies, waivers, consents, or objections and for the purpose of ascertaining the presence of a quorum.

Section 10. Proxies. Any shareholder of the Corporation, other person entitled to vote on behalf of a shareholder pursuant to law, or attorney-in-fact for such persons may vote the shareholder's shares in person or by proxy. Any shareholder of the Corporation may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An executed telegram or cablegram appearing to have been transmitted by such person, or a photographic,

photostatic, or equivalent reproduction of an appointment form, shall be deemed a sufficient appointment form. An appointment of a proxy is effective when received by the Secretary of the Corporation or such other officer or agent which is authorized to tabulate votes, and shall be valid for up to 11 months, unless a longer period is expressly provided in the appointment form. The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the secretary or other officer or agent authorized to tabulate votes before the proxy exercises his authority under the appointment. An appointment of a proxy is revocable by the shareholder unless the appointment is coupled with an interest.

Section 11. Shareholder List. After fixing a record date for a meeting of shareholders, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of the meeting, arranged by voting group with the address of, and the number and class and series, if any, of shares held by each. The shareholders' list must be available for inspection by any shareholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting at the Corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office, of the Corporation's transfer agent or registrar. Any shareholder of the Corporation or his agent or attorney is entitled on written demand to inspect the shareholders' list (subject to the requirements of law), during regular business hours and at his expense, during the period it is available for inspection. The Corporation shall make the shareholders' list available at the meeting of shareholders, and any shareholder or his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

Section 12. Action Without Meeting. Any action required by law to be taken at a meeting of shareholders, or any action that may be taken at a meeting of shareholders, may be taken without a meeting or notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of shareholders taken at such a meeting.

Section 13. Fixing, Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purposes, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days, and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of

the meeting is mailed or the date on which the resolutions of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section 13, such determination shall apply to any adjournment thereof, except where the Board of Directors fixes a new record date for the adjourned meeting or as required by law.

Section 14. Inspectors and Judges. The Board of Directors in advance of any meeting may, but need not, appoint one or more inspectors of election or Judges of the vote, as the case may be, to act at the meeting or any adjournment(s) thereof. If any inspector or inspectors, or judge or judges, are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or Judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by the Board of Directors in advance of the meeting, or at the meeting by the person presiding thereat. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them, and execute a certificate of any fact found by him or them.

Section 15. Voting for Directors. Unless otherwise provided in the Articles of Incorporation, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 16. Notice of Shareholder Business At Annual Meeting.

(a) No business may be transacted at an annual meeting of shareholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the annual meeting by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 16 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (B) who complies with the notice procedures set forth in this Section 16.

(b) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and

received at the principal executive offices of the Corporation not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made by the Corporation, whichever first occurs. To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, (v) a representation by the notifying shareholder to the Corporation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (vi) any other information relating to such shareholder and/or proposed business that would be required to be disclosed in a proxy statement (or other filings required to be made) in connection with solicitations of proxies for approval of such a proposal pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (this clause (vi) applies whether or not a proxy statement is filed). For purposes of this Section 16, "public announcement" shall mean disclosure in a press release reported by PR Newswire, the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

(c) No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 16, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 16 shall be deemed to preclude discussion by any shareholder of any such business. If the person presiding at an annual meeting (as provided in Section 4 of this Article) determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, such person shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 17. Nomination of Directors.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board of Directors at any annual meeting of shareholders, or at

any special meeting of shareholders called for the purpose of electing directors, may be made (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any shareholder of the Corporation (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 17 and on the record date for the determination of shareholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 17.

(b) In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation: (i) in the case of an annual meeting, not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the anniversary date of the immediately preceding annual meeting of shareholders (provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made by the Corporation, whichever first occurs); and (ii) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was made by the Corporation, whichever first occurs. For purposes of this Section 17, "public announcement" shall mean disclosure in a press release reported by PR Newswire, the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

To be in proper written form, a shareholder's notice to the Secretary must set forth: (i) as to each person whom the shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (ii) as to the shareholder giving the notice (A) the name and record address of such shareholder, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (C) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) in connection with the nomination(s) or pursuant to which the nomination(s) are to be made by such shareholder, (D) a representation by the notifying shareholder to the Corporation

that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such shareholder and/or such nominee(s) that would be required to be disclosed in a proxy statement (or other filings required to be made) in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (this clause (E) applies whether or not a proxy statement is filed). Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(c) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 17. If the person presiding at the meeting (as provided in Section 4 of this Article) determines that a nomination was not made in accordance with the foregoing procedures, such person shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

(d) This Section 17 does not apply to the Board of Directors with respect to the Board of Directors' filling of a vacancy on the Board of Directors by action of the Board of Directors without the vote or consent of the shareholders as permitted by law or under Article Three of these Bylaws.

ARTICLE THREE

DIRECTORS

Section 1. Number, Election and Term. The number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors; provided, however, no director's term shall be shortened by reason of a resolution reducing the number of directors. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article, and each director elected shall hold office for the term for which he is elected and until his successor is elected and qualified or until his earlier resignation, removal from office or death. Directors must be natural persons who are 18 years of age or older but need not be residents of the State of Florida, shareholders of the Corporation or citizens of the United States. Any director may be removed at any time, with or without cause, at a special meeting of the shareholders called for that purpose.

Section 2. Vacancies. A director may resign at any time by giving written notice to the Corporation, the Board of Directors or the Chairman of the Board. Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date, in which event the Board of Directors may fill the pending vacancy before the effective date if they provide that the successor does not take office until the effective date. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the size of the Board of Directors shall be filled by the

affirmative vote of a majority of the current directors though less than a quorum of the Board of Directors, or may be filled by an election at an annual or special meeting of the shareholders called for that purpose, unless otherwise provided by law. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, or until the next election of one or more directors by shareholders if the vacancy is caused by an increase in the number of directors.

Section 3. Powers. Except as provided in the Articles of Incorporation and by law, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors.

Section 4. Place of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Florida.

Section 5. Annual Meeting. The first meeting of each newly elected Board of Directors shall be held, without call or notice, immediately following each annual meeting of shareholders.

Section 6. Regular Meetings. Regular meetings of the Board of Directors may also be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 7. Special Meetings and Notice. Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President and shall be called by the Secretary on the written request of any two directors. Written notice of special meetings of the Board of Directors shall be given to each director at least forty-eight (48) hours before the meeting. Except as required by statute, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Notices to directors shall be in writing and delivered personally or mailed to the directors at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be received. Notice to directors may also be given by telegram, teletype or other form of electronic communication. Notice of a meeting of the Board of Directors need not be given to any director who signs a written waiver of notice before, during or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully, called or convened.

Section 8. Quorum; Required Vote; Presumption of Assent. A majority of the number of directors fixed by, or in the manner provided in, these bylaws shall constitute a quorum for the transaction of business; provided, however, that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a

majority of the remaining directors until the vacancy has been filled. The act of a majority of the directors present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors. A director of the Corporation who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken, shall be presumed to have assented to the action taken, unless he objects at the beginning of the meeting, or promptly upon his arrival, to holding the meeting or transacting specific business at the meeting, or he votes against or abstains from the action taken.

Section 9. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors or a committee thereof may be taken, without a meeting if a consent in writing, setting forth the action taken, is signed by all of the members of the Board of Directors or the committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting. Action taken under this section is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this Section 9 shall have the effect of a meeting vote and may be described as such in any document.

Section 10. Conference Telephone or Similar Communications Equipment Meetings. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.

Section 11. Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation except where the action of the full Board of Directors is required by statute. Each committee must have two or more members who serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance with this Article Three, may designate one or more directors as alternate members of any committee, who may act in the place and stead of any absent member or members at any meeting of such committee. Vacancies in the membership of a committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The executive committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

Section 12. Compensation of Directors. The directors shall be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as

director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 13. Chairman of the Board. The Board of Directors may, in its discretion, choose a chairman of the board who shall preside at meetings of the shareholders and of the directors and shall be an ex officio member of all standing committees. The Chairman of the Board shall have such other powers and shall perform such other duties as shall be designated by the Board of Directors. The Chairman of the Board shall be a member of the Board of Directors but no other officers of the Corporation need be a director. The Chairman of the Board shall serve until his successor is chosen and qualified, but he may be removed at any time by the affirmative vote of a majority of the Board of Directors.

ARTICLE FOUR

OFFICERS

Section 1. Positions. The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Chief Financial Officer, a Secretary and, if elected by the Board of Directors by resolution, a Chairman of the Board. Any two or more offices may be held by the same person.

Section 2. Election of Specified Officers by Board. The Board of Directors at its first meeting after each annual meeting of shareholders shall elect a President, one or more Vice Presidents, a Chief Financial Officer and a Secretary.

Section 3. Election or Appointment of Other Officers. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors, or, unless otherwise specified herein, appointed by the President of the Corporation. The Board of Directors shall be advised of appointments by the President at or before the next scheduled Board of Directors meeting.

Section 4. Salaries. The salaries of all officers of the Corporation to be elected by the Board of Directors pursuant to Article Four, Section 2 hereof shall be fixed from time to time by the Board of Directors or pursuant to its discretion. The salaries of all other elected or appointed officers of the Corporation shall be fixed from time to time by the President of the Corporation or pursuant to his direction.

Section 5. Term; Resignation. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer or agent elected or appointed by the Board of Directors or the President of the Corporation may be removed, with or without cause, by the Board of Directors. Any officers or agents appointed by the President of the Corporation pursuant to Section 3 of this Article Four may also be removed from such officer positions by the President, with or without cause. Any

vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors, or, in the case of an officer appointed by the President of the Corporation, by the President or the Board of Directors. Any officer of the Corporation may resign from his respective office or position by delivering notice to the Corporation. Such resignation is effective when delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

Section 6. President. The President shall be the Chief Executive Officer of thc Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board or in the event the Board of Directors shall not have designated a chairman of the board, the President shall preside at meetings of the shareholders and the Board of Directors.

Section 7. Vice Presidents. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Board of Directors shall prescribe or as the President may from time to time delegate.

Section 8. Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it.

Section 9. Chief Financial Officer. The officer designated by the Board of Directors as the Company's chief financial officer shall have the custody of corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings or when the Board of Directors so requires an account of all his transactions as treasurer and of the financial condition of the Corporation.

Section 10. Other Officers, Employees and Agents. Each and every other officer, employee and agent of the Corporation shall possess, and may exercise, such

power and authority, and shall perform such duties, as may from time to time be assigned to him by the Board of Directors, the officer so appointing him and such officer or officers who may from time to time be designated by the Board of Directors to exercise such supervisory authority.

ARTICLE FIVE

CERTIFICATES FOR SHARES

Section 1. Issue of Certificates. The Corporation shall deliver certificates representing all shares to which shareholders are entitled; and such certificates shall be signed by the Chairman of the Board, President or a Vice President, and by the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the sea] of the Corporation or a facsimile thereof.

Section 2. Legends for Preferences and Restrictions on Transfer. The designations, relative rights, preferences and limitations applicable to each class of shares and the variations in rights, preferences and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series) shall be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder a full statement of this information on request and without charge. Every certificate representing shares that are restricted as to the sale, disposition, or transfer of such shares shall also indicate that such shares are restricted as to transfer and there shall be set forth or fairly summarized upon the certificate, or the certificate shall indicate that the Corporation will furnish to any shareholder upon request and without charge, a full statement of such restrictions. If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended, and registered or qualified under the applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend:

> **"THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AT HOLDER'S EXPENSE, AN OPINION (SATISFACTORY TO THE CORPORATION) OF COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED."**

Section 3. Facsimile Signatures. The signatures of the Chairman of the Board, the President or a Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed by a transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is

issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of the issuance.

Section 4. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 5. Transfer of Shares. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 6. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Florida.

Section 7. Redemption of Control Shares. As provided by the Florida Business Corporation Act, if a person acquiring control shares of the Corporation does not file an acquiring person statement with the Corporation, the Corporation may redeem the control shares at fair market value at any time during the 60-day period after the last acquisition of such control shares. If a person acquiring control shares of the Corporation files an acquiring person statement with the Corporation, the control shares may by redeemed by the Corporation only if such shares are not accorded full voting rights by the shareholders as provided by law.

ARTICLE SIX

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the

fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article Six, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the Corporation.

Section 2. Prepayment of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys' fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article Six or otherwise.

Section 3. Claims. If a claim for indemnification (following the final disposition of such proceeding) or advancement of expenses under this Article Six is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 4. Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article Six shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5. Other Sources. The Corporation's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 6. Amendment or Repeal. Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be

eliminated or impaired by an amendment to or repeal of these bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

Section 7. Other Indemnification and Advancement of Expenses. This Article Six shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE SEVEN

GENERAL PROVISIONS

Section 1. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of the Articles of Incorporation.

Section 2. Reserves. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

Section 3. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 4. Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year, unless otherwise fixed by resolution of the Board of Directors.

Section 5. Seal. The corporate seal shall have inscribed thereon the name and state of incorporation of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6. Gender. All words used in these Bylaws in the masculine gender shall extend to and shall include the feminine and neuter genders.

ARTICLE EIGHT

AMENDMENTS OF BYLAWS

Unless otherwise provided by law, these Bylaws may be altered, amended or repealed or new Bylaws may be adopted by action of the Board of Directors.